As filed with the Securities and Exchange Commission on July 29, 2004

                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
             Registration Statement under the Securities Act of 1933

                                 ---------------

                                INNOVO GROUP INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                    11-2928178
(State or other jurisdiction of          (I.R.S. employer identification number)
 incorporation or organization)

                            5804 East Slauson Avenue
                               Commerce, CA 90040
          (Address, including zip code, of principal executive offices)

                                 ---------------

                                Innovo Group Inc.
                            2004 Stock Incentive Plan
                            (Full title of the plan)

                                 ---------------

                              Samuel J. Furrow, Jr.
                             Chief Executive Officer
                                Innovo Group Inc.
                            5804 East Slauson Avenue
                               Commerce, CA 90040
                                 (323) 725-5516

(Name, address and telephone number, including area code, of agent for service)

                                 With copies to:

                            Bruce S. Mendelsohn, Esq.
                       Akin Gump Strauss Hauer & Feld LLP
                           1333 New Hampshire Ave., NW
                              Washington, DC 20036
                                 (202) 887-4000
                               Fax: (202) 887-4288
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                     Proposed
                Title of                         Amount              Maximum          Proposed Maximum
               Securities                        to be            Offering Price         Aggregate            Amount of
            to be Registered                   Registered           Per Share          Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share    1,265,172 shares (1)       $1.58 (2)      $1,734,323.60 (2)         $219.74
---------------------------------------------------------------------------------------------------------------------------

(1) Issuable upon stock awards to be granted or upon exercise of options granted or to be granted under the Innovo Group Inc. 2004 Stock Incentive Plan, or the Plan. Pursuant to Rule 416(a), this Registration Statement on Form S-8, or this Registration Statement, shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(c) and (h)(1), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for stock awards and options that may be issued under the Plan to acquire up to 1,265,172 shares of common stock, par value $0.10 per share, or Common Stock, are estimated solely for purposes of calculating the registration fee and are based on, (a) for 945,172 shares of Common Stock issuable upon exercise of options that have not yet been granted, the average of the high and low prices of Innovo Group Inc.'s Common Stock of $1.30 per share as quoted on the NASDAQ SmallCap Market for July 28, 2004; and (b) for 320,000 shares of Common Stock issuable upon exercise of options that have been granted, the exercise price of $1.58 per share.

                                     Part I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

      The information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended, or the Securities Act. Such documents need not be filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Innovo Group Inc., or Innovo Group, with the Commission are hereby incorporated by reference into this Registration Statement; provided, however, Innovo Group is not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K:

      o Innovo Group's Annual Report on Form 10-K for the fiscal year ended November 29, 2003;

      o Innovo Group's Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended November 29, 2003;

      o Innovo Group's Quarterly Report on Form 10-Q for the quarter ended February 28, 2004 and May 29, 2004;

      o Innovo Group's Current Reports on Form 8-K dated December 1, 2003, March 5, 2004, April 23, 2004, May 18, 2004, May 27, 2004, June 3,
            2004, June 14, 2004, and June 23, 2004; and

      o the description of Common Stock that is referenced in Innovo Group's Registration Statement on Form 8-A, File No. 000-18926, filed on December 6, 1990 (which incorporates by reference the description of Common Stock that is contained in Innovo Group's Post Effective Amendment No. 6 to Form S-18, File No. 33-25912, filed on November 29, 1990), including all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by Innovo Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Commission.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      An opinion stating that the Common Stock registered under this Registration Statement, when issued in accordance with the provisions of the Plan, will be valid and binding obligations of Innovo Group was rendered on July 28, 2004, by Dustin A. Huffine, Esq., General Counsel of Innovo Group. Mr. Huffine beneficially owns 5,500 shares of Common Stock and is eligible to receive stock awards and options under the Plan.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In actions brought by or in the right of a corporation, however,
Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article Nine of Innovo Group's Amended and Restated Certificate of Incorporation requires that Innovo Group indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of Innovo Group to the fullest extent allowed by Delaware law.

      Innovo Group's Amended and Restated Certificate of Incorporation relieves directors from personal liability to Innovo Group or its stockholders for breach of any of such director's fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duties as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transaction from which such directors derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Innovo Group pursuant to the foregoing provisions, Innovo Group has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 10.73 to Innovo Group's Annual Report on Form 10-K for the year ended November 30, 2000 filed on March 15, 2001)

4.2               Amended and Restated Bylaws (incorporated by reference to
                  Exhibit 4.2 to Innovo Group's Registration Statement on Form S-8, File No. 33-71576, filed on November 12, 1993)

5                 Opinion of Dustin A. Huffine, Esq. *

23.1 Consent of Dustin A. Huffine, Esq. (included in Exhibit 5 hereto)

23.2              Consent of Ernst & Young, LLP *

24 Power of Attorney (included in the signature page of this Registration Statement)*

99 Innovo Group Inc. 2004 Stock Incentive Plan (incorporated by reference to Innovo Group's Proxy Statement filed on April 29,
                  2004)

----------
*     Filed herewith.

Item 9. Undertakings.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on the 29th day of July, 2004.

                                            INNOVO GROUP INC.

                                            By:   /s/ Samuel J. Furrow, Jr.
                                                --------------------------------
                                                  Samuel J. Furrow, Jr.
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Samuel J. Furrow, Jr. as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                Title                          Date
         ----                                -----                          ----

/s/ Samuel J. Furrow, Jr.           Chief Executive Officer             July 26, 2004
----------------------------        (Principal Executive Officer)
Samuel J. Furrow, Jr.               and Director



/s/ Patricia Anderson               President and Director              July 26, 2004
----------------------------
Patricia Anderson


/s/ Marc B. Crossman                Chief Financial Officer             July 26, 2004
----------------------------        (Principal Financial Officer)
Marc B. Crossman                    and Director



/s/ Samuel J. Furrow                Chairman of the Board               July 26, 2004
----------------------------        and Director
Samuel J. Furrow


/s/ Dean Factor                     Director                            July 26, 2004
----------------------------
Dean Factor


/s/ Kelly Hoffman                   Director                            July 27, 2004
----------------------------
Kelly Hoffman


/s/ Suhail Rizvi                    Director                            July 23, 2004
----------------------------
Suhail Rizvi


/s/ Vincent Sanfilippo              Director                            July 27, 2004
----------------------------
Vincent Sanfilippo


/s/ Kent Savage                     Director                            July 26, 2004
----------------------------
Kent Savage

                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 10.73 to Innovo Group's Annual Report on Form 10-K for the year ended November 30, 2000 filed on March 15, 2001)

4.2               Amended and Restated Bylaws (incorporated by reference to
                  Exhibit 4.2 to Innovo Group's Registration Statement on Form S-8, File No. 33-71576, filed on November 12, 1993)

5                 Opinion of Dustin A. Huffine, Esq. *

23.1 Consent of Dustin A. Huffine, Esq. (included in Exhibit 5 hereto)*

23.2              Consent of Ernst & Young, LLP *

24 Power of Attorney (included in the signature page of this Registration Statement)*

99 Innovo Group Inc. 2004 Stock Incentive Plan (incorporated by reference to Innovo Group's Proxy Statement filed on April 29,
                  2004)

----------
*     Filed herewith.